UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2019

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

APPOINTMENT OF NEW DIRECTOR

On April 1, 2019, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) appointed Mark L. Lavelle as a director of the Company, effective immediately. He has also been appointed to the board of directors of Sallie Mae Bank, the Company’s Utah industrial bank subsidiary. In connection therewith, the Board also determined Mr. Lavelle to be independent and increased the number of Board seats from twelve to thirteen. At this time, Mr. Lavelle has not been appointed to any of the Board’s committees.

Mr. Lavelle currently serves as a senior vice president of commerce cloud at Adobe Inc. He previously served as chief executive officer of Magento Commerce and has also held roles at eBay Enterprise where he was senior vice president of product and eBay Inc. where he was senior vice president of strategy and partnerships. Prior to that, Mr. Lavelle served as senior vice president of strategy and business development at PayPal, Inc. and was co-founder and vice president of corporate development for Bill Me Later, Inc.

Mr. Lavelle has over twenty years of experience developing and scaling businesses at the intersection of commerce, information and Internet technology. His background includes successfully developing and executing global growth strategies, acquisitions and joint ventures, corporate spin-outs, startup fundraising and investing.

Mr. Lavelle’s compensation for his service as a director will be consistent with that of the Company’s other non-employee directors, except that (i) his compensation will be prorated to reflect the portion of the period remaining in the current director term and (ii) he will not receive the Company’s annual Board member equity award of restricted stock for the current director term.

A copy of the press release announcing Mr. Lavelle’s appointment is included with this Form 8-K as Exhibit 99.1.

DIRECTOR’S DECISION NOT TO STAND FOR RE-ELECTION

On March 29, 2019, Jed H. Pitcher, a director of the Company, notified the Company that he will not stand for re-election to the Company’s Board at the Company’s next annual meeting of stockholders to be held on June 20, 2019. Mr. Pitcher will continue to serve as a director until such meeting. His decision to not stand for re-election to the Board is solely for personal reasons and time considerations, and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or any issue impacting on the Audit Committee. In connection with Mr. Pitcher’s decision not to stand for re-election, on April 1, 2019, the Board adopted a resolution decreasing the size of the Board from thirteen directors to twelve directors, effective as of the end of Mr. Pitcher’s term.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number        Description
99.1*            Press Release, dated April 3, 2019

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: April 3, 2019	By:	/s/ NICOLAS JAFARIEH
Nicolas Jafarieh
Senior Vice President and General Counsel